                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: February 26, 2001
                        (Date of earliest event reported)


                                  GAINSCO, INC.
             (Exact name of registrant as specified in its charter)



                 TEXAS                    001-09828           75-1617013
    (State or other jurisdiction        (Commission          (IRS Employer
           of incorporation)             File Number)      Identification No.)

                  500 COMMERCE STREET, FORT WORTH, TEXAS 76102
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (817) 336-2500


ITEM 5.  OTHER EVENTS.

         On March 26, 2001, GAINSCO, INC. ("GNA" or the "Company"), issued a press release announcing the closing of the previously announced transactions contemplated by the separate amended Securities Purchase Agreements with Goff Moore Strategic Partners, L.P., a Texas limited partnership ("GMSP") (the "GMSP Purchase Agreement"), and Robert W. Stallings ("Stallings") (the "Stallings Purchase Agreement," and together with the GMSP Purchase Agreement, the "Purchase Agreements"), pursuant to which GNA received $6.0 million in new capital.

         GNA also announced it had entered into an amendment of its credit agreement with Bank One, N.A. ("Bank One"), which included waivers for specific breaches of covenants. Among other things, GNA made a $2.5 million prepayment of the bank debt from the proceeds of the capital transactions. The remaining amount of the capital proceeds, after expenses, is intended to be used for general corporate purposes.

         GNA further announced that based on discussions with the insurance rating organization, A.M. Best Company ("A.M. Best"), GNA expects that A.M. Best will downgrade GNA's current rating (the "Best Rating") of "A-" (Excellent) to "B++" (Very Good), with a negative outlook. The parties to the above transactions were aware of the expected A.M. Best rating action prior to closing of the transactions.

         GMSP is the Beneficial Owner of approximately 34% of the GNA Common Stock. Information regarding GMSP and its relationships with GNA appears in GNA's prior filings with the Securities and Exchange Commission, including GNA's proxy statements dated August 16, 1999 and July 27, 2000.

         Mr. Stallings is the recently retired Chairman and founder of ING Pilgrim Capital Corporation, a $20 billion asset management firm which was acquired by ING Group in September 2000 and with which he had been associated since 1991. Mr. Stallings is to become a director and non-executive Vice Chairman of the Board of Directors (the "Board") of GNA.

         BACKGROUND

         The transactions contemplated by the Purchase Agreements were initially approved by a special committee (the "Special Committee") of the Board on February 26, 2001. On March 21, 2001, the Special Committee made a determination that the consummation of the transactions contemplated by the Purchase Agreements remained in the best interests of GNA and its shareholders and approved amendments to the Purchase Agreements described below. The transactions were closed on March 23, 2001.

                  The Special Committee consisted of Joel C. Puckett (Chairman), Harden H. Wiedemann and John H. Williams, who also comprise the Audit Committee of the Board. The Special Committee was appointed by the Board to consider proposals made on February 7, 2001 by GMSP and Stallings to make investments in GNA. These proposals originated under the circumstances described below.

         On January 24 and January 25, 2001, several members of the Board met with management for a comprehensive review of operations for 2000 and 2001, including initial internal indications regarding claims development during the quarter ended December 31, 2000 (the "Fourth Quarter"). At that time it appeared that reinsurance arrangements, which evolved into those described in the Company's February 27, 2001 press release, would be appropriate and sufficient to maintain the A- Best Rating then held by the Company. Subsequent to those meetings, emerging internal data began to suggest that GNA's insurance company subsidiaries had suffered more unexpected severe adverse claims development during the Fourth Quarter than showed by the original internal indications, largely due to runoff from the commercial trucking lines which GNA announced on November 9, 2000 that it had determined to cease writing. These internal indications were confirmed later when the Company received outside reserve studies. As a result, management concluded that, in addition to the reinsurance arrangements, it would be necessary to contribute additional capital to one of its subsidiaries in order to maintain





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


its Best Rating, which management deemed critical to GNA's insurance business, and to keep its statutory surplus at adequate regulatory levels. This contribution would leave GNA in need of arranging additional capital to restore liquidity at the holding company level needed for corporate purposes and to provide further support for the Best Rating and obligations to Bank One. The Company also was seeking waivers for certain covenant breaches under its credit agreement with Bank One, and the additional contribution was believed to be beneficial in connection with obtaining bank acceptance. There could be no assurance that these steps would prove sufficient to maintain the Best Rating. All of these issues needed to be handled before GNA was scheduled to announce Fourth Quarter results of operations on February 27, 2001.



         Due to the losses in the year ended December 31, 2000, GNA was not in compliance with two covenants in its Bank One credit agreement, under which $16 million principal amount was outstanding as of December 31, 2000. If Bank One did not agree to satisfactory credit agreement changes to cure these covenant defaults before the filing of GNA's Form 10-K Report on March 31, 2001, GNA believes that its independent auditors (KPMG LLP) would have issued a qualified opinion in their audit report on GNA's financial statements for December 31, 2000 and that the Best Rating likely would have been downgraded.


         Under these circumstances and after consultation with the Board, management approached GMSP about making an additional investment in GNA. On February 7, 2001, GMSP and Stallings made proposals to purchase GNA equity securities. On February 10, 2001 the Board appointed the Special Committee and delegated to the Special Committee the authority to review these proposals, with the assistance of such investment bankers and other advisers as the Special Committee deemed appropriate, and take all action that in the Special Committee's judgment may be necessary or appropriate to fully evaluate the proposals. The Special Committee chose Joel C. Puckett as its Chairman and selected Jackson Walker L.L.P., which represents GNA generally, as its counsel.

         On February 16, 2001 the Special Committee retained Keefe, Bruyette & Woods, Inc. ("KBW"), which has not previously provided services to GNA, GMSP or Stallings, to act as its financial adviser in respect of the proposed transactions. KBW assisted the Special Committee in negotiating the terms of the transactions with GMSP and Stallings. The Special Committee met numerous times and consulted regularly with its advisers and GNA's management. The Special Committee considered with KBW the alternatives that might be available to GNA, including a sale of the Company or a rights offering to existing shareholders, and their likelihood of success under the circumstances. Ultimately the Special Committee concluded that the alternative that was most likely to succeed within the available time would be transactions with GMSP and Stallings. Due to the short time available to arrange the needed transactions and GNA's circumstances, the Special Committee did not authorize KBW to solicit alternative transactions with third parties. KBW was authorized to and did negotiate with GMSP and Stallings regarding the terms of their respective transactions.

         On February 26, 2001 KBW rendered an opinion to the Special Committee to the effect that the consideration to be received by GNA in connection with the issuance and sale of the Series B Shares (defined below) to Stallings, the issuance of a warrant to Stallings and the issuance and sale of the Series C Shares (defined below) to GMSP is fair to GNA from a financial point of view. KBW's opinion was delivered solely for the benefit and use of the





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

Special Committee and the Board (other than those directors affiliated with GMSP) and is not to be relied on by any other person or used, quoted or referred to for any purpose without KBW's prior consent. For its services KBW received fees of $250,000 plus reimbursement of expenses and customary indemnification. A copy of KBW's opinion has been filed as an exhibit to this Form 8-K Report and the foregoing description is qualified in its entirety by reference thereto.

         The Special Committee continued to monitor developments in respect of the transactions subsequent to its initial approval thereof on February 26, 2001 and to consult with KBW. On March 21, 2001, the Special Committee made a determination that the consummation of the transactions contemplated by the Purchase Agreements remained in the best interests of GNA and its shareholders and approved amendments to the Purchase Agreements which, among other things, amended the terms of the Series B Shares and the Series C Shares generally to make certain rights and obligations of the Company to redeem, pay dividends or make other distributions in respect of the Series B Shares and the Series C Shares expressly subject to such redemption, payment or distribution not contravening the provisions of GNA's senior credit facility, as the same may exist from time to time. In making that determination, the Special Committee understood that the Best Rating would likely be reduced to B++ with a negative outlook and that the additional funding was critical to maintaining such rating as well as obtaining the Bank One Consent and an unqualified audit opinion on GNA's financial statements for the year ended December 31, 2000. The Special Committee also considered the advice of KBW and other factors underlying its February 26, 2001 approval of the transactions.

         Set forth below is a summary of the amended Purchase Agreements and certain related documents. The description below is general in nature and qualified in its entirety by reference to the amended Purchase Agreements (and the amended exhibits thereto), which have been filed as exhibits to this Form 8-K Report and incorporated herein by reference. Capitalized terms defined in the respective amended Purchase Agreements are used herein with the same meaning unless otherwise defined herein. References to Sections in brackets "[Section ____]" are references to Sections in the respective Purchase Agreements, as amended.

         GMSP PURCHASE AGREEMENT

                  Pursuant to the amended GMSP Purchase Agreement, for an aggregate cash purchase price of $3,000,000 paid to GNA, GMSP received:

         o 3,000 shares of a new Series C Redeemable Preferred Stock (the "Series C Shares") (the Series C Shares are not convertible into Common Stock) [GMSP Purchase Agreement Section 2.1];

         o an amendment changing the Exercise Price (as defined therein) of the Series A Common Stock Purchase Warrant (issued to GMSP in October 1999) for the purchase of 1,550,000 shares of Common Stock from $6.375 to the Series B Conversion Price (defined below) [GMSP Purchase Agreement Section 8.10];

         o an amendment changing the Exercise Price (as defined therein) of the Series B Common Stock Purchase Warrant (issued to GMSP in October 1999) for the purchase of 1,550,000 shares of Common Stock from $8.50 to an amount equal to 115% of the Series B Conversion Price [GMSP Purchase Agreement Section 8.10]; and

         o the issuance by GNA of a notice to GMSP (as the holder of GNA's outstanding shares of its Series A Convertible Preferred Stock (the "Series A Shares")) providing that (i) GNA will redeem the Series A Shares on January 1, 2006, provided that the redemption does not violate applicable law or credit agreements, and (ii) any Series A Shares unredeemed for any reason after that date would accrue interest, payable quarterly at a rate equal to eight percent per year with any unpaid interest compounded annually. [GMSP Purchase Agreement
                  Section 8.9]

         The "Series B Conversion Price" is an amount equal to the lesser of (i) tangible book value per share of the Common Stock as of June 30, 2001, or (ii) 110% of the average closing price per share of the Common Stock for the 30 trading days immediately prior to April 30, 2001, provided that under no circumstances shall the Series B Conversion Price be less than $2.25. The Series B Conversion Price represents the price at which shares of the Company's Series B Convertible Redeemable Preferred Stock (the "Series B Shares" and issued to Stallings as discussed below) are convertible into shares of Common Stock.

         GNA paid to GMSP at Closing a financing fee of 2% of the purchase price ($60,000) and reimbursed GMSP for $40,000 of out-of-pocket expenses incurred by GMSP in connection with the transaction. [GMSP Purchase Agreement Section 6.2]

         In addition to typical representations, warranties and covenants, the GMSP Purchase Agreement includes the following:

         o Standstill. GMSP and its Affiliates, Associates and employees may not Beneficially Own more than 35% of the Fully-Diluted Common Stock (provided that there will be no violation of the prohibition if they own more than 35% as a result of repurchases of stock by GNA or pursuant to the acquisition of additional shares of Common Stock pursuant to GNA Stock Plans). [GMSP Purchase Agreement Section 6.10]

         o Transfer Restrictions. GMSP generally is prohibited from selling or otherwise disposing of any of the Series C Shares prior to October 4, 2002. [GMSP Purchase Agreement Section 6.3]

         o Illiquid Investments Put/Call. GNA may at its option require GMSP to purchase from GNA as of November 30, 2002 GNA's holding company illiquid investments for approximately $2.1 million (50% of cost), less any future cash received by GNA from the investments prior to the closing of the purchase; and GMSP may at its option require GNA to sell to GMSP at any time prior to November 30, 2002 the illiquid investments to GMSP for approximately $4.2 million (100% of cost), less any future cash received from the investments prior to the closing of the purchase. [GMSP Purchase Agreement Section 6.9] The illiquid investments are speculative and consist of (i) a 99% limited partner interest in GNA Investments I, L.L.P., a Texas limited partnership in which GMSP is the 1% general partner and which was formed to serve as a conduit for co-investing with GMSP in private transactions with early stage technology companies, and (ii) approximately $2.1 million principal amount of 8% secured notes of Hispanic Television Network, Inc. (NASDAQ N: HTVN) and warrants to purchase HTVN common stock.

         Series C Shares have the following features [Exhibit A to GMSP Purchase Agreement, as amended]:

                  o Liquidation value of $1,000 per share, plus any unpaid dividends.

                  o Dividends accrue at a compounded rate of 10% per annum for the first three years and 20% per annum thereafter, with a requirement that, after the first three years, GNA pay at least half of the dividend accruing each quarter as it accrues (subject to such payment not contravening applicable law or the provisions of GNA's senior credit facility, as the same may exist from time to time).

                  o GNA may redeem after five years, and GMSP may require redemption after six years or in the event an unaffiliated person acquires beneficial ownership of more than 50% of the Common Stock, for liquidation value of $1,000 per share, plus unpaid dividends (subject to such redemption not contravening applicable law or the provisions of GNA's senior credit facility, as the same may exist from time to time).

                  o Not entitled to vote with the Common Stock on matters submitted to the holders of the Common Stock.

                  o Entitled to vote as a separate class with respect to (and thereby to prohibit GNA from effecting) an amendment to the articles of incorporation affecting the Series C Shares or a Fundamental Change Transaction but not otherwise except where a separate class vote is required by law. "Fundamental Change Transaction" generally is defined to include (i) business combination and recapitalization transactions and (ii) distributions on junior securities other than Common Stock.

         STALLINGS PURCHASE AGREEMENT


         In conjunction with the capital transaction with Stallings, the Series B Shares issued to Stallings pursuant to the amended Stallings Purchase Agreement were issued to ING Pilgrim Capital Corporation, LLC ("ING LLC"), an assignee of Mr. Stallings, in connection with a plan for his benefit. Pursuant to the assignment, ING LLC agreed to be bound by the transfer restriction and standstill provisions of the Stallings Purchase Agreement discussed below.


         Pursuant to the amended Stallings Purchase Agreement, for an aggregate cash purchase price of $3,000,000 paid to GNA:

                  o ING LLC received Series B Shares convertible at the Series B Conversion Price into a maximum of 1,333,334 shares of Common Stock, subject to adjustment, and

                  o Stallings received a warrant with a five year term to purchase 1,050,000 shares of Common Stock for an Exercise Price equal to the Series B Conversion Price. [Stallings Purchase Agreement Section 2.1]

         GNA paid to Stallings at Closing a financing fee of 2% of the purchase price ($60,000) and reimbursed Stallings for $40,000 of out-of-pocket expenses incurred by Stallings in connection with the transaction.
[Stallings Purchase Agreement Section 6.5]

         The Stallings Purchase Agreement contains typical representations, warranties and covenants, including the following covenants:

                  o Standstill. Stallings and his Affiliates, Associates and employees, if any, may not Beneficially Own more than 8% of the Fully-Diluted Common Stock (provided that there will be no violation of the prohibition if they own more than 8% as a result of repurchases of stock by GNA or pursuant to the acquisition of additional shares of Common Stock pursuant to GNA Stock Plans). [Stallings Purchase Agreement Section 6.9]

                  o Transfer Restrictions. ING LLC generally is prohibited from selling or otherwise disposing of any of the Series B Shares, and Stallings generally is prohibited from selling or otherwise disposing of the Warrant, at any time. ING LLC generally is prohibited from selling or otherwise disposing of any of the shares of Common Stock issuable upon conversion of the Series B Shares, and Stallings generally is prohibited from selling or otherwise disposing of any of the shares of Common Stock issuable upon exercise of the Warrants, for one year after the Closing and thereafter generally each may not sell (i) blocks of Common Stock representing more than 3.5% of the Fully-Diluted Common Stock to any Person or (ii) Common Stock to any Person already Beneficially Owning 5% or more of the Common Stock. [Stallings Purchase Agreement Section 6.6]


                  o Board Representation. Stallings will be elected to the Board and will remain entitled to designate himself for election to the Board so long as members of his Buyer Group continue to Beneficially Own more than 50% of the Securities or Underlying Shares purchased pursuant to the Stallings Purchase Agreement. [Stallings Purchase Agreement Section 6.4]


                  o Preemptive Rights. Until such time as Stallings and his Affiliates no longer Beneficially Own more than 50% of the Securities or Underlying Shares purchased pursuant to the Stallings Purchase Agreement, in the event that GNA issues additional equity securities for cash in a private placement, Stallings shall have a right of first refusal to participate pro rata in such offering in order to maintain his percentage ownership in GNA at pre-offering levels, excluding shares issued for employee and director options, third-party business combinations and certain other transactions. [Stallings Purchase Agreement Section 6.10]

         Series B Shares have the following features [Stallings Purchase Agreement Exhibit A, as amended]:

                  o Liquidation value of $1,000 per share, plus any unpaid dividends.

                  o Dividends accrue at a compounded rate of 10% per annum for the first three years and 20% per annum thereafter, with a requirement that, after the first three years, GNA pay at least half of the dividend accruing each quarter as it accrues (subject to such payment not contravening applicable law or the provisions of GNA's senior credit facility, as the same may exist from time to time).

                  o Convertible into a maximum of 1,333,334 shares of Common Stock at the Series B Conversion Price, subject to adjustment.

                  o GNA may redeem after five years, and Stallings may require redemption after six years or in the event an unaffiliated person acquires beneficial ownership of more than 50% of the Common Stock, for liquidation value of $1,000 per share, plus unpaid dividends (subject to such redemption not contravening applicable law or the provisions of GNA's senior credit facility, as the same may exist from time to time).

                  o Entitled to one vote per share of Common Stock into which it is convertible and entitled to vote with the Common Stock on all matters (including the election of directors) submitted to shareholder vote and not entitled to vote separately as a class except with respect to an amendment to the articles of incorporation affecting the Series B Shares and where a class vote is required by law.

         Stallings also has entered into a Consulting Agreement which became effective upon the approval by Bank One of the transactions and pursuant to which he is to provide consulting services to GNA's insurance subsidiaries over the next five years. Among other things, Stallings is to provide strategic planning advice, including the analysis of the companies' performance in various sectors of their respective businesses, and recommendations for growth strategies and opportunities for new markets and products. Stallings is to receive $300,000 per annum for his services under the Consulting Agreement.

         The Company, GAINSCO Service Corp., GMSP, Stallings and Bank One entered into an Agreement dated March 23, 2001 which generally provides for the subordination of certain payment obligations of the Company to GMSP and Stallings under the respective Purchase Agreements and in their respective capacities as the holders of the Series A Shares, the Series B Shares and the Series C Shares to the payment of the Company's indebtedness outstanding under its senior credit agreement, as the same may be amended, modified or restated from time to time.

         Descriptions of agreements contained herein are summaries only and are qualified in their entirety by reference to the terms of such agreements, which agreements or forms of which agreements are filed as exhibits hereto and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         No financial statements or pro forma financial statements are required to be filed as a part of this Report. The following is a list of exhibits filed as part of this Current Report on Form 8-K/A:

EXHIBITS

EXHIBIT NO.

2.1 Securities Purchase Agreement dated as of February 26, 2001 between the Company and GMSP (including exhibits).(1)

2.2 First Amendment to Securities Purchase Agreement dated as of March 23, 2001 between the Company and GMSP.(2)

2.3 Securities Purchase Agreement dated as of February 26, 2001 between the Company and Stallings (including exhibits).(1)

2.4 First Amendment to Securities Purchase Agreement dated as of March 23, 2001 between the Company and Stallings.(2)

2.5 Assignment and Assumption Agreement dated March 19, 2001 between Stallings and ING LLC.(2)

2.6 Amendment to Assignment and Assumption Agreement dated March 23, 2001 between Stallings and ING LLC.(2)

2.7 Letter dated March 23, 2001 from Stallings to the Company regarding ING LLC.(2)

2.8 Letter dated March 23, 2001 from the Company to GMSP regarding redemption of the Company's outstanding Series A Convertible Preferred Stock.(2)

99.15 Consulting Agreement dated as of February 26, 2001 between the Company and Stallings.(1)

99.16 Fairness opinion dated February 26, 2001 of Keefe, Bruyette & Woods, Inc. addressed to the Special Committee.(1)

99.17 Press Release by the Company dated February 27, 2001 announcing the Fourth Quarter and Total Year 2000 Results and Comprehensive Financial Restructuring Plan.(1)

99.18 Press Release by the Company dated March 26, 2001 announcing the consummation of the transactions, the amendment of the Credit Agreement and the change in A.M. Best Company rating.(2)

99.19 Statement of Resolution Establishing and Designating Series B Convertible Redeemable Preferred Stock of the Company as filed with the Secretary of State of the State of Texas on March 22, 2001.(2)

99.20 Statement of Resolution Establishing and Designating Series C Redeemable Preferred Stock of the Company as filed with the Secretary of State of the State of Texas on March 22, 2001.(2)

99.21 First Amendment to Series A Common Stock Purchase Warrant dated March 23, 2001 between the Company and GMSP.(2)

99.22 First Amendment to Series B Common Stock Purchase Warrant dated March 23, 2001 between the Company and GMSP.(2)

99.23 Common Stock Purchase Warrant dated March 23, 2001 executed by the Company in favor of Stallings.(2)

99.24 Amendment No. 2 to Revolving Credit Agreement dated March 23, 2001 among the Company, GAINSCO SERVICE CORP. and Bank One, N.A.(2)

99.25 Agreement dated March 23, 2001 among the Company, GAINSCO SERVICE CORP., GMSP, Stallings and Bank One, N.A.(2)

         (1) Filed as an Exhibit to the Company's Current Report on Form 8-K dated February 26, 2001.

         (2) Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GAINSCO, INC.



                                           BY:  /s/ GLENN W. ANDERSON


                                           -------------------------------
                                           Glenn W. Anderson, President and
                                           Chief Executive Officer


DATED:  March 29, 2001

                                  GAINSCO, INC.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

2.1      Securities Purchase Agreement dated as of February 26, 2001 between the
         Company and GMSP (including exhibits).(1)

2.2      First Amendment to Securities Purchase Agreement dated as of March 23,
         2001 between the Company and GMSP.(2)

2.3      Securities Purchase Agreement dated as of February 26, 2001 between the
         Company and Stallings (including exhibits).(1)

2.4      First Amendment to Securities Purchase Agreement dated as of March 23,
         2001 between the Company and Stallings.(2)

2.5      Assignment and Assumption Agreement dated March 19, 2001 between
         Stallings and ING LLC.(2)

2.6      Amendment to Assignment and Assumption Agreement dated March 23, 2001 between Stallings and ING LLC.(2)

2.7      Letter dated March 23, 2001 from Stallings to the Company regarding ING
         LLC.(2)

2.8 Letter dated March 23, 2001 from the Company to GMSP regarding redemption of the Company's outstanding Series A Convertible Preferred
         Stock.(2)

99.15 Consulting Agreement dated as of February 26, 2001 between the Company and Stallings.(1)

99.16    Fairness opinion dated February 26, 2001 of Keefe, Bruyette & Woods,
         Inc. addressed to the Special Committee.(1)

99.17    Press Release by the Company dated February 27, 2001 announcing the
         Fourth Quarter and Total Year 2000 Results and Comprehensive Financial
         Restructuring Plan.(1)

99.18 Press Release by the Company dated March 26, 2001 announcing the consummation of the transactions, the amendment of the Credit Agreement and the change in A.M. Best Company rating.(2)

99.19    Statement of Resolution Establishing and Designating Series B
         Convertible Redeemable Preferred Stock of the Company as filed with the Secretary of State of the State of Texas on March 22, 2001.(2)

99.20    Statement of Resolution Establishing and Designating Series C
         Redeemable Preferred Stock of the Company as filed with the Secretary of State of the State of Texas on March 22, 2001.(2)

99.21    First Amendment to Series A Common Stock Purchase Warrant dated March
         23, 2001 between the Company and GMSP.(2)

99.22    First Amendment to Series B Common Stock Purchase Warrant dated March
         23, 2001 between the Company and GMSP.(2)

99.23    Common Stock Purchase Warrant dated March 23, 2001 executed by the
         Company in favor of Stallings.(2)

99.24    Amendment No. 2 to Revolving Credit Agreement dated March 23, 2001 among the Company, GAINSCO SERVICE CORP. and Bank One, N.A.(2)

99.25    Agreement dated March 23, 2001 among the Company, GAINSCO SERVICE
         CORP., GMSP, Stallings and Bank One, N.A.(2)

         (1) Filed as an Exhibit to the Company's Current Report on Form 8-K dated February 26, 2001.

         (2) Filed herewith.